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                                                                    EXHIBIT 10.8


               AMENDMENT TO EMPLOYMENT AGREEMENT (DATED 5/18/94)
                            EFFECTIVE JUNE 26, 1995


     This shall serve as an Amendment to Ronald S. Deferrari's Employment Agreement dated May 18, 1994. This document is hereby amended to reflect the following changes to sections 3 and 5 of the Agreement:

3.   DUTIES

     The Employee shall be President and Chief Operating Officer and his particular duties and power in such capacity shall be such as may be determined from time to time by the Chief Executive Officer of the Corporation, provided, however, such duties and powers shall be consistent with the position of an executive employee of a Florida business corporation. In the performance of his duties the Employer shall make available to the Employee, offices, secretarial and other support as necessary, facilities and amenities commensurate with his position and duties. Except with the written consent of Employee, his principal office in performing his duties hereunder shall be situated at Corporation's headquarters in St. Petersburg, Florida.

5.   COMPENSATION

     5.1 a base annual salary, payable in weekly installments, in the amount of $160,000.
     5.2 an annual bonus based on 5% of fiscal year net earnings not to exceed $150,000, to be paid on a quarterly basis and reconciled at year end.
     5.3 reimbursement for two automobiles, and other reasonable car-related expenses including fuel, oil, maintenance and repair items.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
                                      FOR PLASMA-THERM, INC.


                                      /s/ Ronald H. Deferrari
                                      -----------------------------
                                      Ronald H. Deferrari,
                                      CEO and Chairman of the Board


EMPLOYEE


/s/ Ronald S. Deferrari
-----------------------
Ronald S. Deferrari